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                                                                 EXHIBIT 23.2


                    CONSENT FOR INDEPENDENT AUDITOR'S REPORT


I consent to the use in the Form S-1 Registration Statement Under the Securities Act of 1933, of U.S. Automobile Acceptance SNP-IV, Inc. of my report dated June 22, 1998, on the balance sheet of U.S. Automobile Acceptance SNP-IV, Inc. as of June 19, 1998 and the related statement of changes in stockholders' equity for the period from incorporation on January 2, 1998 through June 19, 1998 and to the use of my name appearing under the heading "Experts".

/s/ Tyson Hopkins

Tyson Hopkins
Certified Public Accountant

Oklahoma City, Oklahoma
June 22, 1998